Exhibit 99.1
Sonic Automotive, Inc. Continues Portfolio Maximization Strategy; Q3 Revenues and
Volume Up Over Strong Prior Year Quarter
CHARLOTTE, N.C. — October 26, 2010 — Sonic Automotive, Inc. (NYSE: SAH), one of the nation’s largest automotive retailers, today reported that 2010 third quarter adjusted earnings from continuing operations were $0.27 per diluted share, compared to an adjusted $0.26 per diluted share from continuing operations in the same prior year quarter. The adjustments are detailed further in the attached tables.
Business Overview — Strong Top Line Growth Over Prior Year
Commenting on the quarter, B. Scott Smith, the Company’s President, said, “Our total revenues were up approximately 9% over a prior year quarter that included the positive effects of the Cash for Clunkers program. Our strategy of portfolio maximization is built on utilizing predictable, repeatable and sustainable processes at our dealerships through our operating playbooks. These playbooks, coupled with the lowest associate turnover rate in our Company’s history, are driving our current operating performance. As we increase revenue in a challenging yet improving economic environment, we continue to take steps to control expenses. We expect to see the results of some recent activity on this front as we progress through the fourth quarter and head into next year.”
Capital Structure — Lower Debt and Strong Cash Flow Generation
During the third quarter, the Company completed the redemption of $20 million of its 8.625% senior subordinated notes. The Company also recently announced the planned redemption of the remaining $16 million of its 4.25% convertible notes. Mr. Smith commented, “The $49 million of debt repurchases which we will have completed this year will save us $3.5 million in annual cash interest expense. We expect to use our excess cash flow from operations to further reduce our non-mortgage debt over the next several years. At the same time, we expect to continue to replace our leased dealerships with mortgaged properties as the opportunity arises. With the internal growth opportunities we see in our portfolio maximization strategy, we expect to drive future revenue and profit growth without the risk and capital commitment associated with dealership acquisitions.”
New and Used Retail Vehicles — Combined Revenue Increases 9%
New vehicle retail revenue increased 4% and used vehicle retail revenue increased 20% for the third quarter of 2010 compared to the same quarter last year. Jeff Dyke, the Company’s EVP of Operations, stated, “We are pleased with the growth in our new vehicle revenue given that our strong import and luxury brand mix benefited in such a big way from the Cash for Clunkers program last year. Our 20% growth in used vehicle revenue was fueled by 15% volume growth along with a 5% increase in the average selling price. Every quarter we move closer to our near-term goal of 100 used vehicles per store per month. We have seen our average grow by approximately 30 vehicles per dealership since we started this process. Increasing that average at each dealership by another 25 vehicles per month would add over $600 million in annual revenue based on this quarter’s average selling price. That’s why we remain convinced that our focus on portfolio maximization and internal growth is the right strategy at this point in our Company’s evolution.”
Service, Parts & Body Shop — Revenue Growth Continues in Key Profit Center
Sonic’s Service, Parts & Body Shop revenue for the third quarter was up nearly 6% compared to the prior year quarter. Mr. Dyke stated, “Our customer pay business was up 4% and we saw some stabilization in our warranty repair business. We have seen steady growth in this high margin piece of our business all year and, if these trends continue, our current group of stores is on track to deliver their highest annual fixed operations gross profit. We have several exciting pilot programs underway to drive more customer traffic in this key area of our business.”

Presentation materials for the Company’s October 26, 2010 earnings conference call at 11:00 A.M. (Eastern) can be accessed on the Company’s website at www.sonicautomotive.com by clicking on the “For Investors” tab and choosing “Webcasts & Presentations” on the right side of the page.
To access the live broadcast of the call over the Internet go to: www.ccbn.com or www.sonicautomotive.com
A live audio of the call will be accessible to the public by calling (877) 791-3416. International callers dial (706) 643-0958. Callers should dial in approximately 10 minutes before the call begins.
A conference call replay will be available one hour following the call for seven days and can be accessed by calling (800) 642-1687; International callers dial (706) 645-9291, conference call ID # 15968314
About Sonic Automotive
Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, N.C., is one of the nation’s largest automotive retailers. Sonic can be reached on the web at www.sonicautomotive.com.
Included herein are forward-looking statements, including statements with respect to future success and impacts from the implementation of our various operational playbooks, future expense reductions, future cash flow generation, growth opportunities, future debt retirement and mortgage activity and future used vehicle and fixed operations sales and gross profit trends. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risk and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions in the markets in which we operate, new and used vehicle sales volume, the success of our operational strategies, the rate and timing of overall economic recovery and the risk factors described in the Company’s annual report on Form 10-K for the year ending December 31, 2009 and the quarterly report on Form 10-Q for the quarter ending June 30, 2010. The Company does not undertake any obligation to update forward-looking information.

Sonic Automotive, Inc.
Results of Operations (Unaudited)
(in thousands, except per share, unit data and percentage amounts)

	Three Months Ended			Three Months Ended
	As Reported		As Adjusted	As Reported		As Adjusted
	9/30/2010	Adjustments	9/30/2010	9/30/2009	Adjustments	9/30/2009
Revenues
New retail vehicles	$886,355	$—	$886,355	$854,902	$—	$854,902
Fleet vehicles	51,354	—	51,354	48,814	—	48,814
Total new vehicles	937,709	—	937,709	903,716	—	903,716
Used vehicles	453,815	—	453,815	379,389	—	379,389
Wholesale vehicles	47,597	—	47,597	34,588	—	34,588

Total vehicles	1,439,121	—	1,439,121	1,317,693	—	1,317,693
Parts, service and collision repair	283,741	—	283,741	268,801	—	268,801
Finance, insurance and other	47,398	—	47,398	43,403	—	43,403

Total revenues	1,770,260	—	1,770,260	1,629,897	—	1,629,897
Total gross profit	281,799	—	281,799	274,303	—	274,303
SG&A expenses	(226,331)	—	(226,331)	(214,140)	—	(214,140)
Impairment charges	(87)	87	—	(620)	620	—
Depreciation	(8,731)	—	(8,731)	(8,131)	—	(8,131)

Operating income	46,650	87	46,737	51,412	620	52,032
Interest expense, floor plan	(5,430)	—	(5,430)	(4,533)	—	(4,533)
Interest expense, other, net	(15,226)	—	(15,226)	(18,277)	1,678	(16,599)
Interest expense, non-cash, convertible debt	(1,768)	—	(1,768)	7,818	(11,400)	(3,582)
Interest expense, non-cash, cash flow swaps	(1,484)	1,484	—	(2,180)	2,180	—
Other (expense) / income, net	(351)	403	52	2,449	(2,453)	(4)

Income / (loss) from continuing operations before taxes	22,391	1,974	24,365	36,689	(9,375)	27,314
Income tax (expense) / benefit	(8,442)	(744)	(9,186)	(16,510)	4,218	(12,292)

Income / (loss) from continuing operations	13,949	1,230	15,179	20,179	(5,157)	15,022
Income / (Loss) from discontinued operations	(964)	—	(964)	(4,585)	2,332	(2,253)

Net income	$12,985	$1,230	$14,215	$15,594	$(2,825)	$12,769

Diluted:
Weighted average common shares outstanding	65,851	—	65,851	63,195	—	63,195

Earnings / (loss) per share from continuing operations	$0.25	$0.02	$0.27	$0.24	$0.02	$0.26
Earnings / (loss) per share from discontinued operations	(0.02)	—	(0.02)	(0.07)	0.04	(0.03)

Earnings / (loss) per share	$0.23	$0.02	$0.25	$0.17	$0.06	$0.23

Gross Margin Data (Continuing Operations):

Retail new vehicles	6.6%		6.6%	7.3%		7.3%
Fleet vehicles	3.1%		3.1%	2.9%		2.9%
Total new vehicles	6.4%		6.4%	7.0%		7.0%
Used vehicles retail	7.8%		7.8%	8.5%		8.5%
Total vehicles retail	7.5%		7.5%	7.2%		7.2%
Wholesale vehicles	(3.1%)		(3.1%)	(4.7%)		(4.7%)
Parts, service and collision repair	49.6%		49.6%	50.9%		50.9%
Finance, insurance and other	100.0%		100.0%	100.0%		100.0%
Overall gross margin	15.9%		15.9%	16.8%		16.8%

SG&A Expenses (Continuing Operations):

Personnel	$132,316	$—	$132,316	$125,438	$—	$125,438
Advertising	12,642	—	12,642	11,345	—	11,345
Rent and rent related	32,743	—	32,743	33,413	—	33,413
Other	48,630	—	48,630	43,944	—	43,944

Total	$226,331	$—	$226,331	$214,140	$—	$214,140

SG&A Expenses as % of Gross Profit	80.3%		80.3%	78.1%		78.1%

Operating Margin %	2.6%		2.6%	3.2%		3.2%

Unit Data (Continuing Operations):

New retail units	25,780			27,100
Fleet units	2,020			1,975
New units	27,800			29,075
Used units	22,987			20,097
Total units retailed	50,787			49,172
Wholesale units	7,272			6,929

Other Data:

Continuing Operations revenue percentage changes:
New retail	3.7%			(12.9%)
Fleet	5.2%			3.8%
Total New Vehicles	3.8%			(12.1%)
Used	19.6%			14.8%
Parts, service and collision repair	5.6%			(2.2%)
Finance, insurance and other	9.2%			(6.0%)

Total	8.6%			(6.9%)

	2010		2009
Description of Adjustments:
Continuing Operations:
Mark-to-market on cash flow swaps	$1,484		$2,180
Debt restructuring charges	403		(775)
Mark-to-market on derivative liability	—		(11,400)
PP&E impairments	87		413
Goodwill impairments	—		207

Total pretax	$1,974		$(9,375)
Tax effect	(744)		4,218

Total	$1,230		$(5,157)

Discontinued Operations:
Lease exit accruals	$—		$4,350
Tax effect	—		(2,018)

Total	$—		$2,332

Sonic Automotive, Inc.
Results of Operations (Unaudited)
(in thousands, except per share, unit data and percentage amounts)

	Nine Months Ended			Nine Months Ended
	As Reported		As Adjusted	As Reported		As Adjusted
	9/30/2010	Adjustments	9/30/2010	9/30/2009	Adjustments	9/30/2009
Revenues
New retail vehicles	$2,463,139	$—	$2,463,139	$2,203,046	$—	$2,203,046
Fleet vehicles	148,849	—	148,849	164,190	—	164,190
Total new vehicles	2,611,988	—	2,611,988	2,367,236	—	2,367,236
Used vehicles	1,339,323	—	1,339,323	1,081,855	—	1,081,855
Wholesale vehicles	108,336	—	108,336	105,451	—	105,451

Total vehicles	4,059,647	—	4,059,647	3,554,542	—	3,554,542
Parts, service and collision repair	842,697	—	842,697	807,556	—	807,556
Finance, insurance and other	133,607	—	133,607	116,558	—	116,558

Total revenues	5,035,951	—	5,035,951	4,478,656	—	4,478,656
Total gross profit	830,153	—	830,153	776,263	—	776,263
SG&A expenses	(672,542)	647	(671,895)	(619,560)	—	(619,560)
Impairment charges	(132)	132	—	(5,707)	5,707	—
Depreciation	(25,729)	—	(25,729)	(23,865)	—	(23,865)

Operating income	131,750	779	132,529	127,131	5,707	132,838
Interest expense, floor plan	(15,615)	—	(15,615)	(14,925)	—	(14,925)
Interest expense, other, net	(48,024)	1,464	(46,560)	(57,998)	10,833	(47,165)
Interest expense, non-cash, convertible debt	(5,175)	—	(5,175)	1,556	(11,300)	(9,744)
Interest expense, non-cash, cash flow swaps	(5,402)	5,402	—	(5,359)	5,359	—
Other (expense) / income, net	(7,522)	7,662	140	2,519	(2,453)	66

Income / (loss) from continuing operations before taxes	50,012	15,307	65,319	52,924	8,146	61,070
Income tax (expense) / benefit	(19,905)	(6,092)	(25,997)	(23,816)	(3,666)	(27,482)

Income / (loss) from continuing operations	30,107	9,215	39,322	29,108	4,480	33,588
Income / (Loss) from discontinued operations	(4,532)	—	(4,532)	(11,810)	4,771	(7,039)

Net income	$25,575	$9,215	$34,790	$17,298	$9,251	$26,549

Diluted:
Weighted average common shares outstanding	65,711	—	65,711	52,529	—	52,529

Earnings / (loss) per share from continuing operations	$0.56	$0.13	$0.69	$0.48	$0.21	$0.69
Earnings / (loss) per share from discontinued operations	(0.07)	0.01	(0.06)	(0.22)	0.09	(0.13)

Earnings / (loss) per share	$0.49	$0.14	$0.63	$0.26	$0.30	$0.56

Gross Margin Data (Continuing Operations):

Retail new vehicles	6.8%		6.8%	7.0%		7.0%
Fleet vehicles	2.8%		2.8%	3.6%		3.6%
Total new vehicles	6.6%		6.6%	6.8%		6.8%
Used vehicles retail	8.0%		8.0%	8.8%		8.8%
Total vehicles retail	7.1%		7.1%	7.4%		7.4%
Wholesale vehicles	(3.6%)		(3.6%)	(2.7%)		(2.7%)
Parts, service and collision repair	50.0%		50.0%	50.4%		50.4%
Finance, insurance and other	100.0%		100.0%	100.0%		100.0%
Overall gross margin	16.5%		16.5%	17.3%		17.3%

SG&A Expenses (Continuing Operations):

Personnel	$396,067	$—	$396,067	$355,238	$—	$355,238
Advertising	36,445	—	36,445	32,934	—	32,934
Rent and rent related	98,226	—	98,226	97,703	—	97,703
Other	141,804	(647)	141,157	133,685	—	133,685

Total	$672,542	$(647)	$671,895	$619,560	$—	$619,560

SG&A Expenses as % of Gross Profit	81.0%		80.9%	79.8%		79.8%

Operating Margin %	2.6%		2.6%	2.8%		3.0%

Unit Data (Continuing Operations):

New retail units	71,809			67,782
Fleet units	6,042			6,802
New units	77,851			74,584
Used units	68,861			57,457
Total units retailed	146,712			132,041
Wholesale units	17,627			18,635

Other Data:

Continuing Operations revenue percentage changes:
New retail	11.8%			(26.5%)
Fleet	(9.3%)			(38.8%)
Total New Vehicles	10.3%			(27.5%)
Used	23.8%			2.4%
Parts, service and collision repair	4.4%			(4.1%)
Finance, insurance and other	14.6%			(21.6%)

Total	12.4%			(19.2%)

	2010		2009
Description of Adjustments:
Continuing Operations:
Hail damage	$647		$—
Mark-to-market on cash flow swaps	5,402		5,359
(Gain) / loss on extinguishment of debt	7,662		(2,453)
Debt restructuring charges	—		10,833
Mark-to-market on derivative liability	—		(11,300)
PP&E impairments	132		2,513
Franchise asset impairments	—		2,100
Goodwill impairments	—		1,094
Double-carry debt interest charges	1,464		—

Total pretax	$15,307		$8,146
Tax effect	(6,092)		(3,666)

Total	$9,215		$4,480

Discontinued Operations:
Lease exit accruals	$—		$4,350
PP&E impairments	—		1,822
Goodwill impairment	—		1,586

Total pretax	$—		$7,758
Tax effect	—		(2,987)

Total	$—		$4,771